UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 17, 2016

_______________________________________________________________________

LEE ENTERPRISES, INCORPORATED

 (Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa  52801
(Address of Principal Executive Offices)

(563) 383-2100
Registrant’s telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of
Certain Officers.

On February 17, 2016, the Board of Directors (the “Board”) of Lee Enterprises, Incorporated (the “Company”) elected Mary E. Junck as Executive Chairman and Kevin D. Mowbray as President and Chief Executive Officer.

Previously, Ms. Junck served as the Company’s Chairman, President and Chief Executive Officer, and Mr. Mowbray served as the Company’s Executive Vice President and Chief Operating Officer.  Accordingly, Ms. Junck and Mr. Mowbray will no longer hold these positions that they are listed as holding in the Company’s most recent proxy statement.

Also, as described in Item 5.07 below, Ms. Junck and Herbert W. Moloney III were re-elected to the Board and Mr. Mowbray was elected to the Board, each for a three-year term expiring at the 2019 annual meeting.

As Executive Chairman, Ms. Junck will serve as an advisor and mentor to the Chief Executive Officer and will continue to provide overall leadership for the Board. Ms. Junck’s key areas of focus will include strategic direction, financial matters, management development and growth initiatives.

Ms. Junck, 68, joined the Company in 1999 as Executive Vice President and Chief Operating Officer. She became President in 2000, Chief Executive Officer in 2001 and Chairman in January 2002. She is Chairman of the Executive Committee of the Board.  She has an extensive career in the publishing industry, in which she has worked in executive and senior management positions for more than 30 years.

Mr. Mowbray, 54, was elected Executive Vice President and Chief Operating Officer in April 2015, having served as Vice President and Chief Operating Officer since 2013.  He previously was publisher of the Company’s largest newspaper, the St. Louis Post-Dispatch since 2006.  He has a nearly 30-year career in the publishing industry.

As President and Chief Executive Officer, Mowbray will have direct responsibility for all aspects of the Company’s operations, including more than 50 divisions in 22 states and the corporate staff, with special emphasis on revenue growth and business transformation.

On February 17, 2016, the Company issued a news release announcing the election of these officers and directors.  A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Executive Compensation.  Effective February 17, 2016, the Company’s Executive Compensation Committee (the “ECC”) of the Board approved a reduction in Ms. Junck’s annual salary to $575 thousand.  Ms. Junck’s annual cash bonus target award, tied to achievement of Adjusted Operating Cash Flow (“Adjusted OCF”)1 performance goals under the Company’s Incentive Compensation Program (“ICP”), is $575 thousand.  Ms. Junck’s fiscal year 2016 cash bonus target award will be prorated, based on 5½ months at her prior approved amount of $900 thousand and 6½ months at $575 thousand.

___________________________
1 “Adjusted OCF” is total operating income, adjusted to exclude equity in earnings of associated companies, depreciation, amortization, gain/loss on sales of assets, impairment charges, workforce adjustments and results of acquisitions and divestitures consummated in the period(s) being compared, and to include operating cash flow of associated companies. “Total Revenue” is the GAAP measure.  Adjusted OCF is a non-GAAP financial measure.

Effective February 17, 2016, the ECC approved an increase in Mr. Mowbray’s annual salary to $700 thousand.  Mr. Mowbray’s annual cash bonus target award, tied to achievement of Adjusted OCF performance goals under the ICP, is $700 thousand.  Mr. Mowbray’s fiscal year 2016 cash bonus target award will be prorated, based on 5 months at his prior approved amount of $546 thousand, with a 50% target, and 7 months at $700 thousand.  The ICP places limits on the maximum individual annual cash award for any fiscal year.

Effective February 19, 2016, the ECC granted Mr. Mowbray, for fiscal year 2016, an incentive-based restricted stock target award of 150,000 shares under the ICP, with a 9-month performance period commencing with the second quarter of fiscal year 2016, tied to achievement of Adjusted OCF.

Mr. Mowbray’s restricted stock target award contains vesting restrictions with target amounts of restricted stock, subject to a reduction in share amounts, if Adjusted OCF performance goals are not achieved.  Shares vest after three years and will be delivered after certification of the final award.

Amendments to Long-Term Incentive Plan.  Effective February 17, 2016, the Board approved the Amended and Restated Lee Enterprises, Incorporated 1990 Long-Term Incentive Plan (effective October 1, 1999, as amended effective February 17, 2016) (the “2016 LTIP”) to correct a discrepancy between the retention period under the plan and the retention period under the Company’s change-in-control employment agreements with certain senior executive officers, effective December 7, 2015 (“2015 CIC Agreement(s)”) with respect to the accelerated vesting of benefits. The 2015 CIC Agreements approved by the ECC require a successor employer to retain the executive for a two-year period following a change of control, while previously the plan provided for a one-year retention period.  In order to reconcile the two, the ECC approved a uniform retention period of two years in the 2016 LTIP.

The foregoing summary description of the 2016 LTIP does not purport to be complete and is qualified in its entirety by reference to the 2016 LTIP, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company’s forms of related Restricted Stock Agreement (“RSA”), Incentive Stock Option Agreement (“ISOA”) and Non-Qualified Stock Option Agreement (“NQSOA”) have been amended to reflect the provisions of the 2016 LTIP.  The foregoing summary description of the RSA, ISOA and NQSOA does not purport to be complete and is qualified in its entirety by reference to the RSA, ISOA and NQSOA, which are filed as Exhibits 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Change-in-Control Employment Agreement.  Effective February 17, 2016, the ECC authorized the Company to enter into a change-in-control employment agreement with Mr. Mowbray (the “2016 CIC Agreement”) containing terms and conditions and in the form of the Amended and Restated Employment Agreement between the Company and its Chairman, President and Chief Executive Officer, a copy of which is attached as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference. The 2016 CIC Agreement amends, restates and supersedes Mr. Mowbray’s 2015 CIC Agreement.

The 2016 CIC Agreement, which entitles Mr. Mowbray to severance and other benefits upon termination without cause or for good reason, becomes effective only upon a change-of-control of the Company, as defined.  The agreement extends for two years from the date of signature.  On the annual anniversary date of the 2016 CIC Agreement (a “Renewal Date”), the change-of-control period will be automatically extended so as to terminate two years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company gives notice to Mr. Mowbray the change-of-control period will not be extended.

If Mr. Mowbray’s employment is terminated during the two-year employment period other than for cause, death or disability, or he terminates employment for good reason, he will be entitled to the following benefits:

•
Base Salary and Bonus:  Highest monthly base salary (annualized) times 3.0. Greater of (a) highest annual bonus during the years preceding the change of control, or (b) the current target bonus (100%) times 3.0;

•	Defined Contribution Plans: Payment of 3.0 times the Company’s average annual Retirement Account Plan contributions for the three years preceding the change of control;

•	Legal Fees: Any legal fees and expenses incurred by the executive in asserting legal rights in connection with the agreement; and

•	Welfare Benefits: Continued welfare benefits for three years for Mr. Mowbray and outplacement services for two years.

(Dollars)	Estimated Net Present Value of Change of Control Severance and Benefits	Potential Excise Tax Liability and Gross Up for Excise Taxes	Total

Kevin D. Mowbray President and Chief Executive Officer	4,316,000	0	4,316,000

The foregoing summary description of the 2016 CIC Agreement does not purport to be complete and is qualified in its entirety by reference to the 2016 CIC Agreement.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 17, 2016, the Board approved the Company’s Amended and Restated By-Laws (the “Amended By-Laws”), effective immediately, to allow for the election by the Board of an Executive Chairman of the Board and to make other conforming changes.  The amendments delineate the roles and responsibilities of the Executive Chairman and the President and Chief Executive Officer.

The Executive Chairman will preside at all meetings of the Board, and provide overall leadership of the Board and oversee its effectiveness in all aspects of governance.  He or she will guide and oversee the Company’s overall strategy and direction; provide advice and guidance to the President and Chief Executive Officer and oversee the Company’s management development and compensation programs; and lead the Company’s relationships with its stockholders and other constituencies.  He or she will be an ex officio a member of all standing committees, other than the Audit and Executive Compensation Committees, and will see that all orders and resolutions of the Board are carried into effect.

The President and Chief Executive Officer will have general supervision of the Company’s business affairs and over its Vice Presidents, Secretary, Treasurer, Group and other officers, subject to the control of the Board.  He or she will make recommendations to the Board with respect to corporate policies and other matters of importance which he or she believes should be submitted for Board consideration.  He or she will have all the powers usually vested in the office of a general manager and chief executive officer of a corporation.

Article II, Stockholders Meetings, Article III, Directors, Article IV, Officers, Groups and Staff, among others, have been revised accordingly, along with other conforming changes.  A copy of the Amended By-Laws is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing summary description of the Amended By-Laws does not purport to be complete and is qualified in its entirety by reference to the Amended By-Laws.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders (“Annual Meeting”) was held on February 17, 2016. Mary E. Junck, Herbert W. Moloney III and Kevin D. Mowbray were elected as directors for three-year terms expiring at the 2019 annual meeting.

Votes were cast for nominees for director as follows:

	For	Withheld	Broker Non-Votes
Mary E. Junck	29,644,868	1,263,070	14,617,775
Herbert W. Moloney III	29,915,322	992,616	14,617,775
Kevin D. Mowbray	30,466,429	441,509	14,617,775

The stockholders ratified the Audit Committee’s appointment of KPMG LLP to serve as the independent registered public accounting firm to audit the Company’s financial statements for the 2016 fiscal year, and votes were cast as follows:

	For	Against	Abstain	Broker Non-Votes
Ratify Selection of KPMG LLP	45,274,294	84,841	166,578	0

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as part of this Report.

	3.1	Amended and Restated By-Laws of Lee Enterprises, Incorporated effective as of February 17, 2016

	10.1	Amended and Restated Lee Enterprises, Incorporated 1990 Long-Term Incentive Plan (effective October 1, 1999, as amended effective February 17, 2016)

	10.2	Form of Restricted Stock Agreement

	10.3	Form of Incentive Stock Option Agreement

	10.4	Form of Non-Qualified Stock Option Agreement

	10.5	Form of Amended and Restated Employment Agreement between Lee Enterprises, Incorporated and its Chairman, President and Chief Executive Officer

	99.1	News Release of Lee Enterprises, Incorporated, dated February 17, 2016 Regarding Election of Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: February 22, 2016	By:
Ronald A. Mayo
Vice President, Chief Financial Officer,
and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Lee Enterprises, Incorporated effective as of February 17, 2016
10.1	Amended and Restated Lee Enterprises, Incorporated 1990 Long-Term Incentive Plan (effective October 1, 1999, as amended effective February 17, 2016)
10.2	Form of Restricted Stock Agreement
10.3	Form of Incentive Stock Option Agreement
10.4	Form of Non-Qualified Stock Option Agreement
10.5	Form of Amended and Restated Employment Agreement between Lee Enterprises, Incorporated and its Chairman, President and Chief Executive Officer
99.1	News Release of Lee Enterprises, Incorporated, dated February 17, 2016 Regarding Election of Officers